CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Core Solutions, Inc.

A signed original of this written statement required by Section 906 has been provided to Core Solutions, Inc. and will be retained by Core Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.



Date:  April 15, 2004


By:         /S/ EDWARD MIERS
            -----------------------------------------
Name:       Edward Miers
Title:      President and Principal Executive Officer











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